UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2014

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On April 22, 2014, Orchids Paper Products Company (the “Registrant”) reported its financial results for the quarter ended March 31, 2014. A copy of the Registrant’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01.   Other Events.

On April 22, 2014, the Registrant announced that the Board of Directors (the “Board”) authorized a quarterly cash dividend of $0.35 per outstanding share of the Registrant’s common stock.  The Registrant expects to pay this dividend on May 16, 2014 to stockholders of record at the close of business on May 2, 2014. A copy of the press release issued by the Registrant on April 22, 2014, is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

As previously announced, the Registrant will hold a teleconference to discuss first quarter results at 10:00 a.m. (ET) on Wednesday, April 23, 2014. All interested parties may participate in the teleconference by calling 877 870 4263 and requesting the Orchids Paper Products teleconference. Those intending to access the teleconference should dial in fifteen minutes prior to the start. The call may also be accessed live via webcast through the Registrant’s website at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the Registrant’s website.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, as it relates to the Registrant’s financial results for the quarter ended March 31, 2014, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act unless the Registrant specifically incorporates the information by reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: April 22, 2014	By:	/s/ Keith R. Schroeder
Keith R. Schroeder Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated April 22, 2014.